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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 20, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On June 20, 2003, UPC Polska, Inc. ("UPC Polska"), a subsidiary of UnitedGlobalCom, Inc.'s majority-owned subsidiary, United Pan-Europe Communications N.V. ("UPC"), issued a press release announcing that, in connection with the proposed restructuring of UPC Polska's indebtedness, UPC Polska has entered into a Restructuring Agreement, dated as of June 19, 2003, (the "Restructuring Agreement") with UPC Telecom B.V., Belmarken Holding B.V., and certain holders (the "Participating Noteholders") of UPC Polska's 14 1/2% Senior Discount Notes due 2008, 14 1/2% Senior Discount Notes due 2009 and Series C Senior Discount Notes due 2008. The Restructuring Agreement contemplates that UPC Polska will file a petition for relief under Chapter 11 of the Bankruptcy Code in order to effect a pre-negotiated Plan of Reorganization that implements the consensual restructuring.

        The Restructuring Agreement is included herein as Exhibit 10.1 and the press release of UPC Polska is included herein as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
10.1	Restructuring Agreement, dated as of June 19, 2003, among UPC Polska, UPC Telecom B.V., Belmarken Holding B.V., and the Participating Noteholders (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by UPC with the SEC on June 20, 2003).
99.1	Press Release of UPC Polska, dated June 20, 2003 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by UPC with the SEC on June 20, 2003).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: June 20, 2003

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restructuring Agreement, dated as of June 19, 2003, among UPC Polska, UPC Telecom B.V., Belmarken Holding B.V., and the Participating Noteholders (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by UPC with the SEC on June 20, 2003).
99.1	Press Release of UPC Polska, dated June 20, 2003 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by UPC with the SEC on June 20, 2003).

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX